As filed with the Securities and Exchange Commission on April __, 2010

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
LUCAS ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	98-0417780
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification Number)

6800 West Loop South, Suite 415, Bellaire, Texas	77401
(Address of Principal Executive Offices)	(Zip Code)
___________________
LUCAS ENERGY, INC.
2010 LONG TERM INCENTIVE PLAN
(Full Title of the Plan)
___________________

William A. Sawyer	Copy to:
President and Chief Executive Officer	David A. Pentlow
Lucas Energy, Inc.	Katten Muchin Rosenman LLP
6800 West Loop South, Suite 415	575 Madison Avenue
Bellaire, Texas 77401	New York, New York 10022
(713) 528-1881 (Name, Address and Telephone Number of Agent for Service)	(212) 940-6412

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑

___________________

CALCULATION OF REGISTRATION FEE
Title of of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock $.001 par value	900,000	$1.07	$963,000	$68.66

(1) This Registration Statement also covers an indeterminate number of shares of Lucas Energy, Inc. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the 2010 Long Term Incentive Plan in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on NYSE Amex on April 20, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*
The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and directors as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Lucas Energy, Inc. 2010 Long Term Incentive Plan are available without charge by contacting:

Lucas Energy, Inc.
6800 West Loop South, Suite 415
Bellaire, Texas 77401
(713) 528-1881
Attn: Donald L. Sytsma
(713) 528-1881

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Lucas Energy, Inc. (the “Registrant”, and together with its subsidiaries, “we”, “our” and “us”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the SEC.  The following documents, or portions thereof, filed by us with the SEC pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(1)           Our Annual Report on Form 10-K for the year ended March 31, 2009, as amended on July 29, 2009;

(2)           Our Definitive Proxy Statement on Schedule 14A filed on March 11, 2010;

(3)           Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009;

(4)           Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009;

(5)           Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009;

(6)           Our Current Reports on Form 8-K filed on April 22, 2009, May 11, 2009, September 29, 2009, October 13, 2009, November 27, 2009, March 1, 2010, March 26, 2010, April 5, 2010 and April 6, 2010; and

(7)           The description of our common stock contained in our Registration Statement on Form 8-A filed on February 13, 2008 and including any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our bylaws provide that we shall pay or reimburse any present or former director or officer any costs or expenses actually and necessarily incurred by that director or officer in any action, suit, or proceeding to which the director or officer is made a party by reason of holding that position, provided, however, that no director or officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. Our board of directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1
Articles of Incorporation of Lucas Energy, Inc. (incorporated by reference to Exhibit 3.1 to its Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006).

4.2
Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (incorporated by reference to Exhibit B to the Information Statement on Schedule 14C filed with the SEC on February 16, 2007).

4.3	Lucas Energy, Inc. 2010 Long Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2010).

5.1	Opinion of Woodburn and Wedge with respect to legality of the securities, including consent.*

23.1	Consent of GBH CPAs, PC.*

23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page). *

* filed herewith

ITEM 9.	UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23 day of April, 2010.

LUCAS ENERGY, INC.

By:	/ s / William A. Sawyer
William A. Sawyer
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints William A. Sawyer and Donald L. Sytsma, each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/ s / William A. Sawyer	President and Chief Executive Officer (Principal Executive Officer) and Director	April 23, 2010

/ s / Donald L. Sytsma	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	April 23, 2010

/ s / J. Fred Hofheinz	Chairman of Board of Directors	April 23, 2010

/ s / Peter K. Grunebaum	Director	April 23, 2010

/ s / W. Andrew Krusen	Director	April 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1
Articles of Incorporation of Lucas Energy, Inc. (incorporated by reference to Exhibit 3.1 to its Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006).

4.2
Certificate of Amendment to Articles of Incorporation of Lucas Energy, Inc. (incorporated by reference to Exhibit B to the Information Statement on Schedule 14C filed with the SEC on February 16, 2007).

4.3	Lucas Energy, Inc. 2010 Long Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2010).

5.1	Opinion of Woodburn and Wedge with respect to legality of the securities, including consent.*

23.1	Consent of GBH CPAs, PC.*

23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page). *

* filed herewith